Exhibit 10.46

Guaranty Obligations Pre-maturity Covenants between the Parties Dispute Resolution Validity Acknowledgments by the Guarantors Summary of Guaranty Contract of RMB 3,200,000, with a term from July 6, 2011 to July 5,2013, between Changzhou Kaikai Lighting Co., Ltd, and Jiangsu Wujin Rural Commercial Bank, guaranteed by Changzhou City Wujin Best Electronic Cables Co., Ltd., Wang Kai and Yao Qin.